Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
)
MCDERMOTT INTERNATIONAL, INC., et al.,[1]	)	Case No. 20-30336 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF DISCLOSURE

PROCEDURES APPLICABLE TO CERTAIN HOLDERS

OF COMMON STOCK AND PREFERRED STOCK, DISCLOSURE PROCEDURES

FOR TRANSFERS OF AND DECLARATIONS OF WORTHLESSNESS WITH

RESPECT TO COMMON STOCK AND PREFERRED STOCK

TO: ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD BENEFICIAL OWNERSHIP OF COMMON STOCK OR SERIES A PREFERRED STOCK (TOGETHER, THE “COMMON STOCK”) OR 12% REDEEMABLE PREFERRED STOCK (THE “PREFERRED STOCK”), OF MCDERMOTT INTERNATIONAL, INC.:

PLEASE TAKE NOTICE that on January 21, 2020 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”), filed petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of or from the Debtors’ estates or to exercise control over property of or from the Debtors’ estates.

[1]

A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://cases.primeclerk.com/McDermott. The location of Debtor McDermott International, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 757 North Eldridge Parkway, Houston, Texas 77079.

PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Debtors’ Emergency Motion for Entry of an Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock [Docket No. 16] (the “Motion”).

PLEASE TAKE FURTHER NOTICE that on January 23, 2020, the Court entered the Order Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and Preferred Stock [Docket No. 155] (the “Order”) approving procedures for certain transfers of and declarations of worthlessness with respect to Common Stock and Preferred Stock, set forth in Exhibit 1 attached to the Order (the “Procedures”).2

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a Substantial Shareholder may not consummate any purchase, sale, or other transfer of Common Stock or Preferred Stock or Beneficial Ownership of Common Stock or Preferred Stock in violation of the Procedures, and any such transaction in violation of the Procedures shall be null and void ab initio.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the Procedures shall apply to the holding and transfers of Common Stock or Preferred Stock or any Beneficial Ownership therein by a Substantial Shareholder or someone who may become a Substantial Shareholder.

PLEASE TAKE FURTHER NOTICE that pursuant to the Order, a 50-Percent Shareholder may not claim a worthless stock deduction with respect to Common Stock or Preferred Stock, or Beneficial Ownership of Common Stock or Preferred Stock, in violation of the Procedures, and any such deduction in violation of the Procedures shall be null and void ab initio, and the 50-Percent Shareholder shall be required to file an amended tax return revoking such proposed deduction.

[2]	Capitalized terms used but not otherwise defined herein have the meanings given to them in the Order or the Motion, as applicable.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, as soon as is practicable following entry of the Order, the Debtors shall (i) submit a copy of the Notice of Entry of NOL Order (modified for publication) for publication in The New York Times (national edition); (ii) submit a copy of the Notice of Entry of NOL Order (modified for publication) to Bloomberg Professional Service for potential publication by Bloomberg; and (iii) file a Form 8-K with a reference to the entry of the Order.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, upon the request of any entity, the proposed notice, claims, and solicitation agent for the Debtors, Prime Clerk LLC, will provide a copy of the Order and a form of each of the declarations required to be filed by the Procedures in a reasonable period of time. Such declarations are also available via PACER on the Court’s website at https://ecf.txsb.uscourts.gov for a fee, or free of charge by accessing the Debtors’ restructuring website at https://cases.primeclerk.com/McDermott.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, failure to follow the procedures set forth in the Order shall constitute a violation of, among other things, the automatic stay provisions of section 362 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that nothing in the Order shall preclude any person desirous of acquiring any Common Stock or Preferred Stock from requesting relief from the Order from this Court, subject to the Debtors’ rights to oppose such relief.

PLEASE TAKE FURTHER NOTICE that other than to the extent that the Order expressly conditions or restricts trading in Common Stock or Preferred Stock, nothing in the Order or in the Motion shall, or shall be deemed to, prejudice, impair, or otherwise alter or affect the rights of any holders of Common Stock or Preferred Stock, including in connection with the treatment of any such stock under any chapter 11 plan or any applicable bankruptcy court order.

PLEASE TAKE FURTHER NOTICE that any prohibited purchase, sale, other transfer of, or declaration of worthlessness with respect to Common Stock or Preferred Stock, beneficial ownership thereof, or option with respect thereto in violation of the order is prohibited and shall be null and void ab initio and may be subject to additional sanctions as this court may determine.

PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Order are in addition to the requirements of applicable law and do not excuse compliance therewith.

Houston, Texas
January 25, 2020

/s/ Matthew D. Cavenaugh
JACKSON WALKER L.L.P.		KIRKLAND & ELLIS LLP
Matthew D. Cavenaugh (TX Bar No. 24062656)		KIRKLAND & ELLIS INTERNATIONAL LLP
Jennifer F. Wertz (TX Bar No. 24072822)		Joshua A. Sussberg, P.C. (pro hac vice pending)
Kristhy M. Peguero (TX Bar No. 24102776)		Christopher T. Greco, P.C. (pro hac vice pending)
Veronica A. Polnick (TX Bar No. 24079148)		Anthony R. Grossi (pro hac vice pending)
1401 McKinney Street, Suite 1900		601 Lexington Avenue
Houston, Texas 77010		New York, New York 10022
Telephone:	(713) 752-4200	Telephone:	(212) 446-4800
Facsimile:	(713) 752-4221	Facsimile:	(212) 446-4900
Email:	mcavenaugh@jw.com	Email:	joshua.sussberg@kirkland.com
	jwertz@jw.com		christopher.greco@kirkland.com
	kpeguero@jw.com		anthony.grossi@kirkland.com
vpolnick@jw.com
-and-
Proposed Co-Counsel to the Debtors
and Debtors in Possession		James H.M. Sprayregen, P.C.
John R. Luze (pro hac vice pending)
300 North LaSalle Street
Chicago, Illinois 60654
		Telephone:	(312) 862-2000
		Facsimile:	(312) 862-2200
		Email:	james.sprayregen@kirkland.com
john.luze@kirkland.com

Proposed Co-Counsel to the Debtors
and Debtors in Possession